EXHIBIT 1


         JOINT FILING STATEMENT STATEMENT PURSUANT TO RULE 13D-1(K)(1)



The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common stock, $.01 par value, of Viveve Medical, Inc. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G,thereby incorporating the same into such Schedule 13G.


Dated: October 1, 2015                       RTW Investments, LLC

                                             By: /s/ Roderick Wong
                                             ---------------------
                                             Roderick Wong,
                                             Managing Member


                                             RTW Master Fund, Ltd.
                                             ---------------------
                                             By: /s/ Roderick Wong
                                             Roderick Wong,
                                             Managing Member